Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

James E. Braun, Executive Vice President and

Chief Financial Officer

MRC Global Inc.

Jim.Braun@mrcglobal.com

832-308-2845

Monica Schafer, Vice President Investor Relations

MRC Global Inc.

Monica.Schafer@mrcglobal.com

832-308-2847

MRC GLOBAL ANNOUNCES EXECUTIVE MANAGEMENT CHANGES

Houston, TX – August 8, 2013 – MRC Global Inc. (NYSE: MRC) today announced changes in its executive management and organization. Effective immediately, Alan Colonna will assume the role of Executive Vice President – Business Development and U.S. Operations, and Gary Ittner will assume the role of Executive Vice President – Supply Chain.

“We are combining our business development organization with our U.S. operations to further align business development of our customer base with sales efforts in our largest geographic market,” said Andrew Lane, MRC Global’s Chairman, President and CEO. “This change will allow us to fully integrate our U.S. sales efforts with our top twenty-five customer business development focus. In addition, we recently re-aligned our U.S. operations with sales leads and operations leads in each region to focus on the next tier of targeted mid-cap and small-cap customers. Gary Ittner will assume leadership of our supply chain organization to bring greater efficiency to our global procurement efforts and allow the business development and U.S. organizations to maintain their sales focus.”

Mr. Lane continued, “James Underhill, currently Executive Vice President – COO U.S. Operations and former CFO, is retiring. We greatly appreciate James’ thirty-three years of dedicated service to the company in various operational and financial leadership roles.”

About MRC Global Inc.

Headquartered in Houston, Texas, MRC, a Fortune 500 company, is the largest global distributor, based on sales, of pipe, valves and fittings (PVF) and related products and services to the energy and industrial sectors and supplies these products and services across each of the upstream, midstream and downstream sectors.